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                      SUBSIDIARIES OF KEMPER CORPORATION          EXHIBIT NO. 21
                              AS OF MARCH 30, 1994

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                                                                                               JURISDICTION OF
NAME OF SUBSIDIARY                                                                             INCORPORATION
- ------------------                                                                             -----------------
Federal Kemper Life Assurance Company.......................................................  Illionois
Kemper Financial Companies, Inc. ("KFC")1...................................................  Delaware
  Kemper Financial Services, Inc............................................................  Delaware
  Kemper Asset Management Company...........................................................  Delaware
  Kemper Sales Company......................................................................  Delaware
     Supervised Service Company, Inc........................................................  Delaware
  INVEST Financial Corporation Holding Company (95.1% owned)................................  Delaware
     INVEST Financial Corporation...........................................................  Delaware
  Kemper Investment Management Company Limited..............................................  England
  Selected Financial Services, Inc..........................................................  Illinois
Kemper Investors Life Insurance Company.....................................................  Illinois
  Investors Brokerage Services, Inc.........................................................  Delaware
Kemper Securities Holdings, Inc.............................................................  Delaware
  Kemper Securities, Inc....................................................................  Delaware
     Kemper Clearing Corp...................................................................  Delaware
  Beta Systems Inc..........................................................................  Wisconsin
  Carnegie Administration Corp..............................................................  New York
  Kemper Asset Leasing Corp.................................................................  Delaware
  Kemper Mortgage Group, Inc................................................................  Delaware
     Gateway Mortgage Acceptance Corporation................................................  Delaware
KFC Portfolio Corp..........................................................................  Delaware
  Kemper/Cymrot, Inc........................................................................  Delaware
     Kemper/Cymrot Management, Inc..........................................................  Georgia
  Kemper Real Estate, Inc...................................................................  Delaware
  KILICO Realty Corporation.................................................................  Illinois
Kemper Portfolio Corp.......................................................................  Delaware
  FKLA Realty Corporation...................................................................  Illinois
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1 Certain designated employees of subsidiaries of KFC own securities constituting, convertible into or exercisable for approximately 4.3% of the common stock of KFC as of December 31, 1993.